                                                                   Exhibit 10.13



                                 May 23, 1996


Ms. Barbara Laurence
Global Shopping Network, Inc.
1740 Broadway, 17th Floor
New York, New York 10019-4315



           Re: Indemnification Agreement
               -------------------------


Dear Ms. Laurence:

           This letter ("Letter Agreement") memorializes the agreement among Global Shopping Network, Inc. ("Global"), Rachamin Anatian ("Anatian") and you with regard to any indemnification by Global and Anatian to you. To induce you to enter into and maintain certain guarantees of obligations of Global that you have undertaken, Global and Anatian hereby agree are follows:


           1. Indemnification Against Guaranteed Obligations. Global and Anatian recognize that you have executed certain personal guaranties of certain obligations of Global, and that such personal guaranties have benefited Global and Anatian as its principal stockholder. The obligations of Global that you have personally guaranteed as of the date hereof are listed on Schedule 1 hereto; such obligations as they may exist from time to time, together with any other obligations of Global that you may elect to personally guarantee as they may exist from time to time, are referred to herein as the "Guaranteed Obligations." Global and Anatian hereby agree, jointly and severally, to indemnify you, and pay or reimburse you for any costs, losses, or damages or liabilities (including, without limitation, reasonable fees of attorneys, interest and penalties) (collectively, "Guaranteed Losses" and individually, a "Guaranteed Loss") whatsoever

Ms. Barbara Lawrence
Global Network, Inc.
May 23, 1996
Page 2



incurred or suffered by you regardless of the cause of the reason for which such Guaranteed Loss(es) are incurred or suffered. Such indemnification obligation shall be absolute, unconditional and irrevocable and Global and Anatian specifically waive any right of contribution on your part in respect of such indemnification, regardless of whether your negligence or misconduct may have contributed to the causation of such Guaranteed Loss(es). Such indemnification obligation shall not be affected by any action or omission of Global or you that may have the effect of increasing the amount of, delaying the payment or satisfaction of, or releasing any collateral for, any Guaranteed Obligations, or any other thing, fact or matter whatsoever including without limitation the bankruptcy or insolvency of Global.

        2.   Collateral Security.  To secure the prompt and timely satisfaction
             -------------------
of the obligations of Global and Anatian pursuant to paragraph 1 hereof, Global and Anatian authorize you to cause Global to establish and maintain (and Global and Anatian agree to cooperate in the establishment and maintenance of), and to cause Global to pay the premiums with respect to, a term life insurance policy for Global's benefit on the life of Anatian having a policy amount equal to $2 million and to cause Global to grant to you and perfect a first lien and security interest in such life insurance policy and all proceeds thereof. Global irrevocably agrees that in the event of the death of Anatian and if there are Guaranteed Obligations outstanding and unsatisfied as of such date of death, all proceeds of such life insurance policy shall be payable

Ms. Barbara Lawrence
Global Shopping Network, Inc.
May 23, 1996
Page 3


to you or as you shall direct in satisfaction of (x) the Guaranteed Obligations or (y) the indemnification obligations of Global hereunder, and hereby assigns and sets over to you all such proceeds for such purpose. You shall be entitled to cause such proceeds to be so applied in any order and amount that you shall elect, and to cause any such proceeds to be held in escrow pending the final adjudication or settlement of any Guaranteed Obligations, and following such final adjudication and settlement and the payment and satisfaction in full of the obligations of Global and Anatian under paragraph 1 hereof you shall take all steps necessary on your part to cause any excess proceeds to be paid or remitted to Global. In the event of the death of Anatian, you shall be entitled to assign any such proceeds or your interest in such life insurance policy to any creditor or creditors in respect of the Guaranteed Obligations.

     3. Release of Personal Guarantees. It is recognized that the objective of Global is to be in a position that does not require you to execute or maintain any personal guarantee in respect of the obligations of Global, and nothing herein shall be deemed to required you to executed or maintain any such personal guarantees. Global agrees to use, and you are authorized to cause Global to use, reasonable commercial efforts to cause any personal guarantees executed by you to be released as soon as reasonably practical. At such time as you have been irrevocably released in writing by the beneficiaries of all such personal guarantees to

Ms. Barbara Lawrence
Global Shopping Network, Inc.
May 23, 1996
Page 4


your reasonable satisfaction, you shall release the security interest described in paragraph 2 and the obligations of Global and Anatian under paragraph 1 shall terminate.

     4. General Indemnification. In addition to the indemnification obligations
        ------------------------
under paragraph 1 hereof, Global and Anatian hereby agree, jointly and severally, to indemnify you, and pay or reimburse you for, any other cost, losses, damages or liabilities (including, without limitation, reasonable fees of attorneys, interest and any penalties) (collectively, "Losses" and individually, a "Loss") incurred or suffered by you with respect to or in connection with any and all actions taken or omitted by you on behalf of Global, except for any and all Losses which result from your gross negligence or willfull misconduct. In no event shall the provisions of this paragraph 4 be construed to limit the provisions of paragraph 1 hereof, and if any conflict shall be found to exist between such provisions the provisions of paragraph 1 shall govern. You shall be entitled to be advanced the costs of any defense of any action or proceeding that may give rise to an indemnification obligation hereunder against an undertaking to repay any amounts so advanced if it is ultimately determined by a final judgment not subject to appeal that you were not entitled to indemnification under the standards of this paragraph 4.

     5. Successors and Assigns. The terms and conditions of this Agreement shall
        -----------------------
inure to the benefit of and be binding upon the respective successors of the parties hereto;

Ms. Barbara Lawrence
Global Shopping Network, Inc.
May 23, 1996
Page 5




provided, however, that this Agreement may not be assigned by the parties hereto
--------  -------
without the prior written consent of the other parties hereto, except for the permitted assignment of life insurance proceeds described in paragraph 2.

                 6. Modification and Waiver. No amendment, modification,
                    -----------------------
alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or will constitute a waiver of any other provision hereof (whether or not same). No delay on the part of any party hereto in exercising any right, power or privilege herein shall operate as a waiver thereof.

                 7. Notices. Any and all notices, payments and other
                    -------
communications required or permitted under the Agreement shall be in writing, and shall be deemed to have been effectively delivered for all purposes upon the mailing thereof by first-class certified mail, return receipt requested, postage prepaid, addressed to Global Shopping Network, Inc. at 1740 Broadway, 17th Floor, New York, New York 10019, and to Rachamin Anatian at 1740 Broadway, 17th Floor, New York, New York 10019-4315, or at such other address as a party

Ms. Barbara Lawrence
Global Shopping Network, Inc.
May 23, 1996
Page 6

may designate in writing sent by first-class certified mail, return receipt requested, postage prepaid, to the other party.

        8. Entire Agreement. This Agreement sets forth the entire understanding
           ----------------
of the parties hereto with respect to the subject matter hereof. Any prior agreements or undertakings among the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

        9. Governing Law. This Agreement shall be governed by, construed and
           -------------
enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

        10. The provisions of this agreement shall survive the termination of your employment by and/or stockholding in Global until the final and irrevocable satisfaction in full or all Guaranteed Obligations and the payment of all Guarantee Losses and Losses.

Ms. Barbara Lawrence
Global Shopping Network, Inc.
May 23, 1996
Page 7


           IN WITNESS WHEREOF, the undersigned have executed this Agreement on the 23rd day of May 1996.


                                        GLOBAL SHOPPING NETWORK, INC.



                                        By: /s/ Rachamin Anatian
                                           --------------------------------
                                           Name:
                                           Title:



                                            /s/ Rachamin Anatian
                                        -----------------------------------
                                        Rachamin Anatian


ACCEPTED AND AGREED TO:


/s/ Barbara Laurence
-------------------------
BARBARA LAURENCE

               SCHEDULE 1 TO LAURENCE INDEMNIFICATION AGREEMENT


1.   Advanta Leasing Corp., dated January 12, 1996.

2.   American Express.

3.   Arenson Office Furniture, dated December 23, 1996.

4.   Century Copies Services.

5.   DMGT.

6.   Great America Leasing, dated October 5, 1995.

7.   Joe Franklin.

8.   Matrixx Marketing Inc., dated September 5, 1995.

9.   National Fulfillment, Inc.

10.  PDR Productions.